UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

CRYPTYDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 980-2818

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TYDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As disclosed in Item 2.01 below, on October 1, 2022, Cryptyde, Inc., a Delaware corporation (the “Company”), closed the Acquisition (as defined in Item 2.01 below). As a Condition of the Purchase Agreement (as defined in Item 2.01 below), the Company, the Sellers (as defined in Item 2.01 below) and the Sellers’ Representative (as defined in Item 2.01 below) entered into a Registration Rights Agreement, dated October 1, 2022 (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company agreed to file registration statements with the SEC covering the resale of all of the shares of the Company’s common stock (each, a “TYDE Share”) underlying the Promissory Notes (as defined in Item 2.01 below) and Preferred Units (as defined in the Purchase Agreement) on or before (i) April 1, 2022, with respect to TYDE Shares issuable upon the put right on 6,281,949 Preferred Units, and (ii) with respect to all remaining TYDE Shares Issuable under the Promissory Notes and Preferred Units, the thirtieth (30th) calendar day following the approval under the rules of the Nasdaq Stock Market by the Company’s stockholders of such issuance of TYDE Shares. In accordance with the Registration Rights Agreement, the Company shall use its reasonable best efforts to keep each registration statement filed pursuant to the Registration Rights Agreement effective until the date on which all TYDE Shares registered by such registration statement have been sold by the Holders (as defined in the Registration Rights Agreement). The Registration Rights Agreement contains representations and warranties of the Company and the Sellers that are typical for an agreement of this type.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on September 15, 2022 (the September 15 Form 8-K), on September 14, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Forever 8 Fund, LLC, a Delaware limited liability company focused on purchasing inventory for e-commerce retailers (“Forever 8”), the members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, solely in his capacity as representative of the Sellers (the “Sellers’ Representative”), pursuant to which, and in accordance with the terms and conditions set forth therein, the Company was to acquire 100% of the issued and outstanding membership interests of Forever 8 (including all rights and benefits associated with such membership interests, the “Membership Interests”) from the Sellers (the “Acquisition”).

On October 1, 2022, the Acquisition closed (the “Closing”).

As described in the September 15 Form 8-K, on September 14, 2022 the Company and an accredited investor (the “Investor”) entered into a waiver (the “Waiver”) to permit, subject to the terms and conditions set forth therein, the Company’s entry into the Purchase Agreement in consideration for the mutual execution at Closing of a subordination agreement by and among the Investor, the Preferred Members and the Company (the “Subordination Agreement”). On October 1, 2022, the Investor, the Preferred Members and the Company entered into the Subordination Agreement.

Pursuant to the Purchase Agreement, the Sellers received consideration consisting of (i) an aggregate of 7,000,000 non-voting preferred membership units of Forever 8 (the “Initial Base Preferred Units”), subject to adjustments discussed below, (ii) convertible promissory notes in an aggregate principal amount of $27.5 million (the “Promissory Notes”), and (iii) the right to receive potential earnout amounts as discussed below. In addition, $4.6 million in cash was transferred to Forever 8 in consideration for Forever 8’s payment of certain of its obligation obligations.

In the event that the volume weighted average price (“VWAP”) of the TYDE Shares the later of (i) the 15 trading days immediately prior to the date the put right pursuant to Section 7(b) of the Amended Operating Agreement (as defined below) is exercisable and (ii) the 15 trading days following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2022 is less than $3.07, then Sellers shall be entitled to receive an additional number of Preferred Units (“Additional Base Preferred Units” and together with the Initial Base Preferred Units, the “Total Base Preferred Unit Consideration”) such that the Total Base Preferred Unit Consideration multiplied by the Additional Base Preferred Unit VWAP equals $21.5 million; provided that in no event shall more than 3,750,000 Additional Base Preferred Units be issued.

As indicated below, the Purchase Agreement provides that the Sellers are entitled to receive three potential earnout payments (the “Earnout Consideration). The Earnout Consideration is payable to the Sellers in cash or, at the Company’s election, in up to 7,000,000 additional Preferred Units, upon the achievement of certain performance thresholds relating to cumulative collected revenues (each, an “Earn-Out Target”).

If the Company elects to issue additional Preferred Units upon the achievement of any Earn-Out Target and the VWAP of the Company’s common stock for the 15 trading days preceding the date that any Earn-Out Target is achieved (the “Earn-Out VWAP”) is (A) with respect to the first Earn-Out Target, less than $5.00, (B) with respect to the second Earn-Out Target, less than $6.00 or (C) with respect to the third Earn-Out Target, less than $5.00, then Sellers shall be entitled to receive an additional number of additional Preferred Units (the “True-up Units” and together with the additional Preferred Units, the “Total Additional Preferred Units”) such that the Total Additional Preferred Units multiplied by the Earn-Out VWAP equals (x) $15 million for the first Earn-Out Target, (y) $12 million for the second Earn-Out Target and (z) $10 million for the third Earn-Out Target; provided that in no event shall more than 4.5 million True-up Units be issued for the first Earn-Out Target, in no event shall more than 4.0 million True-up Units be issued for the Second Earn-Out Target and in no event shall more than 3.0 million True-up Units be issued for the Third Earn-Out Target.

In accordance with the Purchase Agreement, Forever 8’s existing operating agreement was amended and restated. The amended and restated operating agreement (the “Operating Agreement”) provides for, among other things, a put right for designated members (the “Preferred Members”). The Preferred Members (who are the Sellers) will have a put right to cause Forever 8 to redeem certain Preferred Units, from time to time on or after the six month anniversary following the Closing. Upon exercise of the put right, each Initial Base Preferred Unit (as defined in the Purchase Agreement) shall be exchanged for one TYDE Share .

The Preferred Members have a put right, on terms and conditions set forth in Section 7.01 of the Operating Agreement, to cause the Company to redeem the Preferred Units as follows:

(a) starting on the later of (i) six (6) months following the Closing and (ii) the Threshold Date (as defined in the Subordination Agreement), one (1) TYDE Share per Initial Base Preferred Unit being redeemed up to a maximum of 6,281,949 Initial Base Preferred Units;

(b) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the Closing and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Initial Base Preferred Units that could not be converted due to the 6,281,949 unit limit in Section 7.01(a) of the Operating Agreement (such shares being an aggregate of 718,051 Initial Base Preferred Units being defined as the “Extra Initial Base Preferred Units”) being redeemed, and one (1) TYDE Share per Additional Base Preferred Unit being redeemed;

(c) if Shareholder Approval is not obtained on or before June 30, 2023, subject to both (i) six (6) months following the Closing and (ii) the terms of the Subordination Agreement, a cash payment equal to the difference between $3.07 minus the Additional Base Preferred Unit VWAP (as defined in the Purchase Agreement with it being subject to a $2.00 floor) (such difference being the “Additional Base Preferred Unit Cash Catch Up Amount”) with the Additional Base Preferred Unit Cash Catch Up Amount being multiplied by each Extra Initial Base Preferred Unit and each Additional Base Preferred Unit being redeemed;

(d) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the first Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout One Unit being redeemed;

(e) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout One Unit is earned under Section 1.04 of Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $15,000,000 divided by the number of Earnout One Units (the “Earnout One Unit Redemption Amount”) with such Earnout One Unit Redemption Amount then being multiplied by each Earnout One Unit being redeemed;

(f) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the second Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout Two Unit being redeemed;

(g) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout Two Unit is earned under Section 1.04 of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $12,000,000 divided by the number of Earnout Two Units (the “Earnout Two Unit Redemption Amount”) with such Earnout Two Unit Redemption Amount then being multiplied by each Earnout Two Unit being redeemed;

(h) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the third Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout Three Unit being redeemed;

(i) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout Three Unit is earned under Section 1.04 of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $10,000,000 divided by the number of Earnout Three Units (the “Earnout Three Unit Redemption Amount”) with such Earnout Three Unit Redemption Amount then being multiplied by each Earnout Three Unit being redeemed.

Pursuant to the Operating Agreement, the Company unconditionally guaranteed the payment, when due, of obligations pursuant to the put right. The Company shall satisfy these obligations to the Preferred Members either in cash or, if Shareholder Approval has been obtained, through the issuance and delivery to each Preferred Member of one TYDE Share per Preferred Unit held by each Preferred Member.

Upon the Closing, the Company issued the Promissory Notes. The Promissory Notes bear interest at the rate per annum equal to (i) ten (10%) for the first twelve (12) months of the Promissory Notes and (ii) twelve percent (12%) thereafter until the maturity date of the Promissory Notes (the “Note Maturity Date”). The Note Maturity Date is the date that is the later of (i) 91 days after the Maturity Date (as defined in the Investor Note (as defined below)) of the Senior Secured Convertible Note issued by the Company in favor of the Investor on May 5, 2022 (the “Investor Note”) and (ii) three years following the Closing. Subject to the terms of the Subordination Agreement, the Promissory Notes may be prepaid in full or in part at any time without premium or penalty, provided, however, that the Company agrees that, subject to the terms of the Subordination Agreement which specifically permit such prepayments in accordance therewith, it will make prepayments on the Promissory Notes and all other Seller Notes (as defined in the Promissory Notes) in amounts equal to the pro rata amount of the outstanding principal amount of the Seller Notes as a whole, as follows: (i) after Section 4(d) of the Amendment Agreement is satisfied such that excess cash may be removed from the Control Account, 50% of the cash proceeds of warrants exercised for common stock of the Company until an aggregate amount of $10 million in prepayments is made on the Seller Notes from such warrant exercises, (ii) 25% of all gross proceeds received by Company in any and all debt and equity capital raises by the Company (excluding warrant exercises) from and after the date of the Purchase Agreement and (iii) at least an aggregate of $11.5 million (including any prepayments made pursuant to clauses (i-ii) above) within the first twelve (12) months of the issuance of the Promissory Notes.

So long as the Company has received Shareholder Approval and the Threshold Date has been reached, at any time commencing after the 12-month anniversary of the date of the Promissory Notes, the holder of the Promissory Notes may, in its sole and absolute discretion, convert all or part of the Promissory Notes into shares of common stock of the Company (the “Conversion Shares”) at a per share conversion price equal to the VWAP of a TYDE Share for the ten trading days immediately preceding the conversion notice being provided to the Company by the holder of the Promissory Notes (the “Conversion Price”), with the Conversion Price being subject to a conversion price floor of $2.00 per share of common stock. If the VWAP is less than $2.00 and the holder converts all or part of the Note at $2.00 per share, then the holder shall be entitled to receive an additional Promissory Note with the same economic terms as the original Promissory Note in a principal amount equal to (A) $2.00 minus the VWAP multiplied by (B) the number of Conversion Shares issued upon the conversion.

The foregoing descriptions of the Purchase Agreement, the Promissory Notes, the Operating Agreement, the Subordination Agreement and the Waiver do not purport to be complete and are qualified in their entirety to the complete text of the Purchase Agreement, the Promissory Notes, the Operating Agreement, the Subordination Agreement and the Waiver, a copy of each of which is filed as an Exhibit to the September 15 Form 8-K and is incorporated by reference herein. Capitalized terms not otherwise defined in this section shall have the meaning given to them in the Purchase Agreement, the Promissory Notes, the Operating Agreement, the Subordination Agreement and the Waiver, as applicable.

The Purchase Agreement attached as Exhibit 2.1 to the September 15 Form 8-K is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, the Sellers, the Sellers’ Representative, Forever 8 or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Company and Forever 8 in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, the Sellers and Forever 8 rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company, the Sellers or Forever 8, and the Purchase Agreement should be read in conjunction with the Company’s documents that are filed with the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2022, the Company entered into new employment agreements for the Company’s Chief Executive Officer (the “McFadden Employment Agreement”) and Chief Financial Officer (the “Vroman Employment Agreement”). The employment agreements reported here replace existing employment agreements entered into with Mr. McFadden (the “March McFadden Agreement”) and Mr. Vroman (the “March Vroman Agreement”) in March, 2022. What follows below is a summary of the principal terms for each of the new employment agreements.

Brian McFadden, Chief Executive Officer

Pursuant to the terms of the McFadden Employment Agreement, Mr. McFadden is employed as the Chief Executive Officer of the Company. Mr. McFadden’s employment under the McFadden Employment Agreement lasts until September 27, 2024, unless earlier terminated pursuant to the terms of the agreement. The McFadden Employment Agreement provides for an automatic renewal for a period of one year unless either party provides timely written notice otherwise.

Pursuant to the terms of Mr. McFadden’s employment agreement, Mr. McFadden will receive, subject to approval by the board of directors of the Company (the “Board”), an annual grant of 200,000 restricted stock units convertible into shares of the Company’s common stock, which shall be immediately vested and subject to the terms and conditions of the Company’s 2022 Long-Term Incentive Plan. This reflects an increase from the 150,000 shares provided to Mr. McFadden under the March McFadden Agreement. Mr. McFadden will be entitled to a base salary payable at the annualized rate of $325,000 per year (the “McFadden Base Salary”), which reflects an increase from the $250,000 provided to Mr. McFadden under the March McFadden Agreement. Mr. McFadden is eligible for an annual cash bonus opportunity equal to 100% of the McFadden Base Salary (the “McFadden Bonus”) based on the achievement of performance goals as determined by Company’s audit committee and the Board. The McFadden Bonus reflects a decrease on a percentage basis from the maximum 150% of base salary provided for in the March McFadden Agreement.

In addition, Mr. McFadden shall under some circumstances be entitled to receive additional shares of the Company’s common stock contingent upon the satisfaction of certain additional performance goals. Mr. McFadden shall be entitled to receive a maximum total of 1,100,000 shares upon full satisfaction of certain corporate growth achievements based upon a review of the Company’s audited financial statements and subject to the approval of the Board. This reflects an increase over the March McFadden Agreement, which provided that Mr. McFadden would be eligible to receive a maximum of 500,000 shares in connection with revenue growth. Mr. McFadden shall be eligible to receive a one-time bonus of 200,000 shares in the event that the Company achieves a positive cash flow based on a review of the Company’s audited financial statements and subject to the review of the Board. The March McFadden Agreement provided for a substantially similar bonus in connection with cash flow. Mr. McFadden shall be eligible to receive a bonus of a maximum aggregate of 1,750,000 shares in the event that certain market capitalization milestones are met based on a review of the Company’s audited financial statements and subject to approval by the Board. Though specific milestone thresholds vary, the March McFadden Agreement contained a substantially similar provision with respect to a market capitalization bonus. Subsequent to receiving the maximum aggregate 1,750,000 shares provided for under the first three market capitalization milestones, Mr. McFadden will be eligible to receive additional bonuses of 150,000 shares for each doubling in market capitalization of the Company over the market capitalization recorded at the prior bonus threshold, provided such increase is sustained for a period of at least three consecutive trading days. Though specific milestone thresholds and timing requirements vary, the March McFadden Agreement contained a substantially similar provision with respect to a continuing market capitalization bonus. Mr. McFadden may also be eligible for additional compensation in the sole and complete discretion of the Board.

Mr. McFadden will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of the Company, and the Company will pay all applicable premiums. The Company will reimburse Mr. McFadden up to $10,000 per year as a car allowance, reimburse Mr. McFadden up to $2,500 for home office expenses and reimburse Mr. McFadden for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The McFadden Employment Agreement provides Mr. McFadden with four (4) weeks of paid vacation and five (5) days of paid personal time. The McFadden Employment Agreement also provides Mr. McFadden with liability insurance coverage and shall reimburse certain financial planning expenses incurred by Mr. McFadden. All terms provided in this paragraph are substantially similar to those provided in the March McFadden Agreement.

In the event the Company terminates Mr. McFadden’s employment without cause (as defined in the McFadden Employment Agreement), Mr. McFadden will receive (i) the Accrued Obligation (as defined in the McFadden Employment Agreement) and (ii) severance in the amount of equal to the McFadden Base Salary for twenty-four (24) months. In addition, this termination will cause the vesting of all Cryptyde common stock held by Mr. McFadden and entitle Mr. McFadden to reimbursement of premiums associated with the continuation of health insurance benefits provided under the McFadden Employment Agreement during the remaining Term of Employment (as defined in the McFadden Employment Agreement).

Brett Vroman, Chief Financial Officer

Pursuant to the terms of the Vroman Employment Agreement, Mr. Vroman is employed as the Chief Financial Officer of the Company. Mr. Vroman’s employment under the Vroman Employment Agreement lasts until September 27, 2024, unless earlier terminated pursuant to the terms of the agreement.

Pursuant to the terms of Mr. Vroman’s employment agreement, Mr. Vroman will receive, subject to approval by the Board, an annual grant of 180,000 restricted stock units convertible into shares of the Company’s common stock, which shall be immediately vested and subject to the terms and conditions of the Company’s 2022 Long-Term Incentive Plan. This reflects an increase from the 135,000 shares provided to Mr. Vroman under the March Vroman Agreement. Mr. Vroman will be entitled to a base salary payable at the annualized rate of $292,000 per year (the “Vroman Base Salary”), which reflects an increase from the $250,000 provided to Mr. Vroman under the March Vroman Agreement. Mr. Vroman is eligible for an annual cash bonus opportunity equal to 100% of the Vroman Base Salary (the “Vroman Bonus”) based on the achievement of performance goals as determined by Company’s audit committee and the Board. The Vroman Bonus reflects a decrease on a percentage basis from the maximum 150% of base salary provided for in the March Vroman Agreement.

In addition, Mr. Vroman shall under some circumstances be entitled to receive additional shares of the Company’s common stock contingent upon the satisfaction of certain additional performance goals. Mr. Vroman shall be entitled to receive a maximum total of 990,000 shares upon full satisfaction of certain corporate growth achievements based upon a review of the Company’s audited financial statements and subject to the approval of the Board. This reflects an increase over the March Vroman Agreement, which provided that Mr. Vroman would be eligible to receive a maximum of 450,000 shares in connection with revenue growth. Mr. Vroman shall be eligible to receive a one-time bonus of 180,000 shares in the event that the Company achieves a positive cash flow based on a review of the Company’s audited financial statements and subject to the review of the Board. The March Vroman Agreement provided for a substantially similar bonus in connection with cash flow. Mr. Vroman shall be eligible to receive a bonus of a maximum aggregate of 1,600,000 shares in the event that certain market capitalization milestones are met based on a review of the Company’s audited financial statements and subject to approval by the Board. This reflects an increase above the maximum aggregate of 1,575,000 shares provided for in connection with meeting market capitalization milestones under the March Vroman Agreement. Subsequent to receiving the maximum aggregate 1,600,000 shares provided for under the first three market capitalization milestones, Mr. Vroman will be eligible to receive additional bonuses of 135,000 shares for each doubling in market capitalization of the Company over the market capitalization recorded at the prior bonus threshold, provided such increase is sustained for a period of at least three consecutive trading days. Though specific milestone thresholds and timing requirements vary, the March Vroman Agreement contained a substantially similar provision with respect to a continuing market capitalization bonus. Mr. Vroman may also be eligible for additional compensation in the sole and complete discretion of the Board.

Mr. Vroman will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of the Company, and the Company will pay all applicable premiums. The Company will reimburse Mr. Vroman up to $10,000 per year as a car allowance, reimburse Mr. Vroman up to $2,500 for home office expenses and reimburse Mr. Vroman for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The Vroman Employment Agreement provides Mr. Vroman with four (4) weeks of paid vacation and five (5) days of paid personal time. The Vroman Employment Agreement also provides Mr. Vroman with liability insurance coverage and shall reimburse certain financial planning expenses incurred by Mr. Vroman. All terms provided in this paragraph are substantially similar to those provided in the March Vroman Agreement.

In the event the Company terminates Mr. Vroman’s employment without cause (as defined in the Vroman Employment Agreement), Mr. Vroman will receive (i) the Accrued Obligation (as defined in the Vroman Employment Agreement) and (ii) severance in the amount of equal to the Vroman Base Salary for twenty-four (24) months. In addition, this termination will cause the vesting of all Cryptyde common stock held by Mr. Vroman and entitle Mr. Vroman to reimbursement of premiums associated with the continuation of health insurance benefits provided under the Vroman Employment Agreement during the remaining Term of Employment (as defined in the Vroman Employment Agreement).

The foregoing description of the McFadden Employment Agreement and the Vroman Employment Agreement do not purport to be complete and are qualified in their entirety to the complete text of the McFadden Employment Agreement and the Vroman Employment Agreement, a copy of each of which is filed as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On October 4, 2022, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
10.1	Registration Rights Agreement, dated October 1, 2022.
10.2	Employment Agreement, dated September 27, 2022, by and between Cryptyde, Inc. and Brian McFadden
10.3	Employment Agreement, dated September 27, 2022, by and between Cryptyde, Inc. and Brett Vroman
99.1	Press Release of Cryptyde, Inc., dated October 4, 2022 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 4, 2022

Cryptyde, Inc.

		By:	/s/ Brian McFadden
		Name:	Brian McFadden
		Title:	Chief Executive Officer and President